UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 30, 2023

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
404 Veterans Airpark Lane, Suite 300
Midland, TX 79705
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Extension of Stephen C. Taylor as Interim Chief Executive Officer and President

As previously reported, Stephen C. Taylor was appointed as the Interim President and Chief Executive Officer of Natural Gas Services Group, Inc. (the “Company”) on November 11, 2022 and he agreed to serve in such capacity through June 30, 2023, while the Company engaged in a search for a permanent Chief Executive Officer. On June 30, 2023, the Company entered into an Interim CEO Agreement with Mr. Taylor (the “Agreement”) pursuant to which he will continue to serve the Company as its Interim CEO and President while the Company continues its permanent CEO search.

Pursuant to the Agreement, the Company and Mr. Taylor have agreed to extend his service as Interim CEO and President from July 1, 2023 until the earlier of (i) December 31, 2023 or (ii) the date that a successor CEO commences service with the Company in such capacity (the “Extended Interim CEO Period”). In connection with the extension, (i) Mr. Taylor has been granted a restricted stock unit award for 10,101 shares of common stock with a value of $100,000 based on the closing price of the Company’s common stock of $9.90 per share on June 30, 2023, which will vest one year from the date of grant, (ii) Mr. Taylor will be continue to be paid his current salary of $51,000 per month and (iii) if the Extended Interim CEO Period ends on or before (A) September 30, 2023, the Company will pay Mr. Taylor a bonus of $85,000 or (B) October 31, 2023 but after September 30, 2023, the Company will pay Mr. Taylor a bonus of $60,000.

Upon the end of the Extended Interim CEO Period, Mr. Taylor will resign all of his executive officer positions but has agreed to remain as Chairman of the Board and provide transition services for a full six months (and any partial month) following the end of the Extended Interim CEO Period. Mr. Taylor’s current board term expires at the 2026 Annual Meeting. During the transition period, Mr. Taylor will be paid $30,000 per month and continued participation in all applicable employee benefit plans.

The Agreement does not in any way modify or terminate the Retirement Agreement dated May 17, 2022, between the Company and Mr. Taylor.

The description of the Agreement is qualified in its entirety by reference to the copy filed as Exhibit 10.1 to this Form 8-K, which is incorporated by reference.

Appointment of Donald J. Tringali as Lead Independent Director

On June 30, 2023, the Board of Directors appointed Donald J. Tringali as the lead independent director of the Board of Directors of the Company. David L. Bradshaw, who served as lead independent director prior to Mr. Tringali’s appointment, continues as a director on the Board and as Chairman of the Audit Committee and member of the Compensation Committee and Safety and Sustainability Committee.

Item 8.01 Other Events

On July 5, 2023, the Company issued a press release announcing the matters set forth in this report. A copy of the Company’s July 5, 2023, press release is filed herewith as Exhibit 99.1.

The press release filed herewith as Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Interim CEO Agreement between Natural Gas Services Group, Inc. and Stephen C. Taylor dated June 30, 2023.
99.1	Press Release dated July 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	July 5, 2023	By:	/s/ Stephen C. Taylor
Stephen C. Taylor
Interim President & Chief Executive Officer